                                                                       EXHIBIT 1



          Date of Purchase           Number of Shares(1)          Cost
          ----------------           -------------------          ----
               7/1/99                      74,000                 $12,509.00
              7/29/99                      75,000                  12,678.00
               8/4/99                      (5,000)*
               8/6/99                     525,537                 175,059.37
               8/6/99                      93,500                  24,599.85
               8/6/99                      93,500                  26,937.35
               8/9/99                     130,000                  35,883.00
              8/10/99                      50,000                  26,253.00
              8/12/99                     (10,000)*
               9/4/99                    (100,000)(2)

* indicates sale

(1) Schedule excludes shares issuable pursuant to warrants and convertible notes.

(2) Transferred to Mr. Salim's wife. Mr. Salim disclaims beneficial ownership as to these shares.